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Exhibit 4.4

NUMBER	SHARES
C

GREAT LAKES DREDGE & DOCK HOLDINGS CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

SEE REVERSE FOR
CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                                                                                      CUSIP
IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF
$.0001 EACH OF THE COMMON STOCK OF

GREAT LAKES DREDGE & DOCK HOLDINGS CORP.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer
Agent and registered by the Registrar. Witness the seal of
the Corporation and the facsimile signatures of
its duly authorized officers.

Dated:

CHAIRMAN	SECRETARY

GREAT LAKES DREDGE & DOCK HOLDINGS CORP.
CORPORATE
SEAL 2006
DELAWARE

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in fullaccording to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to MinorsAct
(State)

Additional Abbreviations may also be used though not in the above list.

GREAT LAKES DREDGE & DOCK HOLDINGS CORP.

        The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating,optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of suchpreferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

        For value received,                                                               hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                       shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                       Attorney
to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.

Dated
NOTICE: The signature to this assignment must correspond with the name as writtenupon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company's liquidation or if the holder seeks to convert his respective shares into cash upon a business combination which he voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.

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  Exhibit 4.4